EXHIBIT 99.1

For immediate release:
Nov. 4, 2014

Zoetis Reports Third Quarter 2014 Results

•	Third Quarter 2014 Revenue of $1.2 Billion Increased 10%, Compared to Third Quarter 2013

•	Third Quarter 2014 Reported Net Income of $166 Million, or Diluted EPS of $0.33, Increased 27%, Compared to Third Quarter 2013

•	Third Quarter 2014 Adjusted Net Income of $207 Million, or Adjusted Diluted EPS[1] of $0.41, Increased 20% and 21%, Respectively, Compared to Third Quarter 2013

•	Company Reaffirms Full-Year 2014 Adjusted Diluted EPS[1] Guidance of $1.50 - $1.54

FLORHAM PARK, NJ, Nov. 4, 2014 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2014. The company reported revenue of $1.2 billion for the third quarter of 2014, an increase of 10% from the third quarter of 2013. Revenue reflected an operational2 increase of 10%, with foreign currency having no material impact on revenue growth this quarter.

Net income for the third quarter of 2014 was $166 million, or $0.33 per diluted share, an increase of 27%, compared to the third quarter of 2013. Adjusted net income1 for the third quarter of 2014 was $207 million, or $0.41 per diluted share, an increase of 20% and 21%, respectively, compared to the third quarter of 2013. Adjusted net income for the third quarter of 2014 excludes the net impact of $41 million, or $0.08 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items. On an operational2 basis, adjusted net income for the third quarter of 2014 increased 21%, with foreign currency having a negative impact of 1 percentage point.

EXECUTIVE COMMENTARY
"In the third quarter, we generated 10% operational growth in revenue and 21% in adjusted net income, continuing to demonstrate our long-term value proposition of growing adjusted earnings faster than sales,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “This quarter’s performance was driven largely by 13% operational revenue growth in our livestock products and continued discipline around our operating expenses.”

“All of our geographical segments benefited from the strong sales of livestock products in the quarter. We saw an increase in the use of our premium cattle products in key markets, as well as continued acceptance of new products in our swine and poultry portfolios," said Alaix. “Our overall companion animal product sales grew 5% operationally, reflecting strong sales of Apoquel in the U.S. and certain

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European markets. Meanwhile, we experienced increased competition and weaker performance in other companion animal products in the U.S., which somewhat offset double-digit operational growth for companion animal products in the CLAR and EuAfME segments.”

“Year to date, we have grown revenue at 6% and adjusted net income at 13% on an operational basis, and we are tracking in line with our full-year expectations,” said Paul Herendeen, Executive Vice President and Chief Financial Officer of Zoetis. “We didn’t see a material impact from foreign currency in our third quarter results, but we do expect to see a negative impact from foreign currency in the fourth quarter and into 2015, given the recent strengthening of the dollar against most major currencies. We remain confident about the remainder of 2014, despite the currency trends, and we are reaffirming our full-year guidance for adjusted earnings per share and narrowing our revenue guidance toward the high end of the range.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across four regional operating segments: the United States (U.S.); Europe/Africa/Middle East (EuAfME); Canada/Latin America (CLAR); and Asia/Pacific (APAC). Within each of these regional segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.

In the third quarter of 2014:

•
Revenue in the U.S. was $532 million, an increase of 7% compared to the third quarter of 2013.  Sales of livestock products grew 12%, with cattle and swine being the main contributors. Growth in cattle products benefited from higher demand for our premium products as producers continued to see strong market conditions. Swine product sales were driven primarily by the successful launch of new products, which was slightly offset by the continued impact of Porcine Epidemic Diarrhea virus (PEDv). Sales of companion animal products grew 2% driven by APOQUEL® and other key brands, but this growth was offset by increased competition in vaccines, pain products and parasiticides.

•
Revenue in EuAfME was $293 million, an increase of 12% operationally compared to the third quarter of 2013. Sales of livestock products increased 13% operationally as the region delivered positive results in France and the UK as well as emerging markets.  The livestock growth was driven by increased sales across all species, with particular advances coming from cattle and poultry products.  Sales of companion animal products increased 11% operationally, driven by sales of APOQUEL® in Germany and the UK, as well as growth in parasiticides.

•
Revenue in CLAR was $194 million, an increase of 17% operationally compared to the third quarter of 2013. Overall for the segment, sales of livestock products grew 16% operationally and sales of companion animal products grew 19% operationally. The CLAR segment results were largely driven by growth in Venezuela, Brazil, Argentina and Canada. Sales in Venezuela and Argentina grew significantly across all species. In Brazil, there was significant growth driven primarily by sales of cattle products and companion animal products.

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Meanwhile, growth in Canada was primarily driven by sales of companion animal products as well as cattle and swine products.

•
Revenue in APAC was $179 million, an increase of 7% operationally compared to the third quarter of 2013.  Sales of livestock products grew 9% operationally, driven primarily by growth of swine products in Southeast Asia and sales of cattle products in Australia. Sales of companion animal products were flat operationally due to an inventory buyback related to the termination of a distributor agreement in Japan. Excluding this event, operational growth for companion animal products would have been 8%, driven by sales of parasiticides across the region, equine vaccines in Australia, and increased sales of vaccines in China.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through product lifecycle development, strong customer relationships and access to new markets and technologies. The company is focused on improving the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs. Some recent highlights include:

Continuous innovation -- Zoetis continues to advance animal health science through innovations that address unmet market needs or improve veterinarians’ approach to treatment.

•
In the third quarter, the U.S. Department of Agriculture (USDA) granted Zoetis a conditional license for a vaccine to help fight porcine epidemic diarrhea virus (PEDv) in pigs. The two-dose, inactivated vaccine is designed to help healthy pregnant female pigs develop antibodies that can be transferred to their newborn piglets. Zoetis began supplying the vaccine to veterinarians and pig farmers in September.[3]

•
Zoetis also received a full license from the USDA for its POULVAC® Bron GA 08 vaccine for poultry, the first commercially available vaccine to help reduce disease caused by the Georgia 2008 Type infectious bronchitis virus. The vaccine had been conditionally licensed last fall, and advanced to full licensure in August.

•
The company also received approval of Versican® Plus across the European Union.  This combination vaccine for dogs contains nine vaccine antigens helping to protect against ten key canine diseases in one vaccine dose.  Based upon its combination of antigens and adjuvant, Versican® Plus will help provide comprehensive protection for dogs in Europe and be a more convenient option for veterinarians than the currently available products. Versican® Plus is expected to be launched in the European Union in 2015.

Expanding the portfolio’s reach - Zoetis continues to receive approvals that help expand its key products into new markets or with new formulations.

•
DRAXXIN® 25, an injectable anti-infective, which was first approved in the U.S. in November 2013 and has tapped an important market for swine, has now been approved in Canada and across the European Union. DRAXXIN 25 offers a convenient tool to fight swine respiratory disease (SRD) in nursery pigs by providing a lower concentration of DRAXXIN, making it optimized for use in small pigs to treat and control SRD.

•	EXCENEL® RTU EZ, a reformulated anti-infective that is easier to use and first approved in the U.S. in July 2013, has now been approved in Canada.

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•	The POULVAC® E. coli vaccine for poultry, which was the first E. coli vaccine in Europe and first approved in May 2012, continues to perform well and was recently approved for use in the Ukraine.

FINANCIAL GUIDANCE AND COMMENTARY
Zoetis's guidance for full-year 2014 reflects the company's confidence in the diversity of its portfolio, the strength of its business model, and its view of the evolving market conditions for animal health products this year.

Zoetis reaffirmed its adjusted earnings per share guidance for full year 2014 and narrowed its revenue guidance toward the higher end of the range. Full-year 2014 guidance includes:

•	Revenue of between $4.70 billion to $4.75 billion

•	Reported diluted EPS for the full year of between $1.16 to $1.20 per share

•	Adjusted diluted EPS[1] for the full year between $1.50 to $1.54 per share

Additional guidance on other items such as expenses and effective tax rate is included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EST) today, during which company executives will review third quarter financial results and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Nov. 4, 2014.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. In 2013, the company generated annual revenue of $4.6 billion. With approximately 9,800 employees worldwide at the beginning of 2014, Zoetis has a local presence in approximately 70 countries, including 27 manufacturing facilities in 10 countries. Its products serve veterinarians, livestock producers and people who raise and care for farm and companion animals in 120 countries. For more information, visit www.zoetis.com.

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1 Adjusted net income and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational growth is defined as growth excluding the impact of foreign exchange.

3 This product license is conditional. Efficacy and potency studies are in progress.

DISCLOSURE NOTICES
Forward-Looking Statements:  This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, expectations regarding products, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our web site at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	John O'Connor
1-973-443-2742 (o)	1-973-822-7088 (o)
william.price@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter			Nine Months
	2014	2013	% Change	2014	2013	% Change
Revenue	$1,210	$1,103	10	$3,465	$3,307	5
Costs and expenses:
Cost of sales(b)	434	385	13	1,226	1,203	2
Selling, general and administrative expenses(b)	394	399	(1)	1,146	1,155	(1)
Research and development expenses(b)	93	93	—	272	278	(2)
Amortization of intangible assets(c)	16	15	7	46	45	2
Restructuring charges and certain acquisition-related costs	2	3	(33)	10	(10)	*
Interest expense	29	29	—	87	83	5
Other (income)/deductions–net	4	(6)	*	13	(11)	*
Income before provision for taxes on income	238	185	29	665	564	18
Provision for taxes on income	71	54	31	204	165	24
Net income before allocation to noncontrolling interests	167	131	27	461	399	16
Less: Net income attributable to noncontrolling interests	1	—	*	4	—	*
Net income attributable to Zoetis	$166	$131	27	$457	$399	15

Earnings per share—basic	$0.33	$0.26	27	$0.91	$0.80	14

Earnings per share—diluted	$0.33	$0.26	27	$0.91	$0.80	14

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	501,453	500,000		500,887	500,000
Diluted	502,445	500,354		501,610	500,227

*Calculation not meaningful

(a)
The condensed consolidated statements of income present the three and nine months ended September 28, 2014 and September 29, 2013. Subsidiaries operating outside the United States are included for the three and nine months ended August 24, 2014 and August 25, 2013.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended September 28, 2014
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,210	$—	$—	$—	$1,210
Cost of sales(b)	434	(2)	—	(3)	429
Gross profit	776	2	—	3	781
Selling, general and administrative expenses(b)	394	1	—	(29)	366
Research and development expenses(b)	93	—	—	—	93
Amortization of intangible assets(c)	16	(12)	—	—	4
Restructuring charges and certain acquisition-related costs	2	—	(1)	(1)	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	4	—	—	(5)	(1)
Income before provision for taxes on income	238	13	1	38	290
Provision for taxes on income	71	4	1	6	82
Income from continuing operations	167	9	—	32	208
Net income attributable to noncontrolling interests	1	—	—	—	1
Net income attributable to Zoetis	166	9	—	32	207
Earnings per common share attributable to Zoetis–diluted(d)	0.33	0.02	—	0.06	0.41

	Quarter ended September 29, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,103	$—	$—	$—	$1,103
Cost of sales(b)	385	—	2	(4)	383
Gross profit	718	—	(2)	4	720
Selling, general and administrative expenses(b)	399	—	—	(40)	359
Research and development expenses(b)	93	(1)	—	(1)	91
Amortization of intangible assets(c)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	3	—	(3)	—	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	(6)	—	—	(1)	(7)
Income before provision for taxes on income	185	12	1	46	244
Provision for taxes on income	54	4	1	13	72
Net income attributable to Zoetis	131	8	—	33	172
Earnings per common share attributable to Zoetis–diluted(d)	0.26	0.02	—	0.06	0.34

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

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(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months ended September 28, 2014
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$3,465	$—	$—	$—	$3,465
Cost of sales(b)	1,226	(3)	—	(14)	1,209
Gross profit	2,239	3	—	14	2,256
Selling, general and administrative expenses(b)	1,146	1	—	(90)	1,057
Research and development expenses(b)	272	(1)	—	—	271
Amortization of intangible assets(c)	46	(35)	—	—	11
Restructuring charges and certain acquisition-related costs	10	—	(5)	(5)	—
Interest expense	87	—	—	—	87
Other (income)/deductions–net	13	—	—	(18)	(5)
Income before provision for taxes on income	665	38	5	127	835
Provision for taxes on income	204	13	2	25	244
Income from continuing operations	461	25	3	102	591
Net income attributable to noncontrolling interests	4	—	—	—	4
Net income attributable to Zoetis	457	25	3	102	587
Earnings per common share attributable to Zoetis–diluted(d)	0.91	0.05	0.01	0.20	1.17

	Nine Months ended September 29, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$3,307	$—	$—	$—	$3,307
Cost of sales(b)	1,203	(2)	—	(20)	1,181
Gross profit	2,104	2	—	20	2,126
Selling, general and administrative expenses(b)	1,155	—	—	(135)	1,020
Research and development expenses(b)	278	(1)	—	(5)	272
Amortization of intangible assets(c)	45	(34)	—	—	11
Restructuring charges and certain acquisition-related costs	(10)	—	(17)	27	—
Interest expense	83	—	—	—	83
Other (income)/deductions–net	(11)	—	—	3	(8)
Income before provision for taxes on income	564	37	17	130	748
Provision for taxes on income	165	12	6	36	219
Net income attributable to Zoetis	399	25	11	94	529
Earnings per common share attributable to Zoetis–diluted(d)	0.80	0.05	0.02	0.19	1.06

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

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(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)
The condensed consolidated statements of income present the three and nine months ended September 28, 2014 and September 29, 2013. Subsidiaries operating outside the United States are included for the three and nine months ended August 24, 2014 and August 25, 2013.

(2)	Acquisition-related costs include the following:

	Third Quarter		Nine Months
	2014	2013	2014	2013
Integration costs(a)	$1	$1	$5	$16
Restructuring charges(b)	—	—	—	1
Total acquisition-related costs—pre-tax	1	1	5	17
Income taxes(c)	1	1	2	6
Total acquisition-related costs—net of tax	$—	$—	$3	$11

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs for the three and nine months ended September 28, 2014. Included in Cost of sales ($2 million income) and Restructuring charges and certain acquisition-related costs ($3 million) for the three months ended September 29, 2013. Included in Restructuring charges and certain acquisition-related costs for the nine months ended September 29, 2013.

(b)	Restructuring charges are associated with employees, assets and activities that will not continue with the company. Included in Restructuring charges and certain acquisition-related costs.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(3) Certain significant items include the following:

	Third Quarter		Nine Months
	2014	2013	2014	2013
Restructuring charges(a)	$1	$—	$4	$(27)
Implementation costs and additional depreciation—asset restructuring(b)	—	—	1	3
Certain asset impairment charges(c)	6	—	6	1
Net gain on sale of assets(d)	—	—	(3)	(6)
Stand-up costs(e)	32	41	106	152
Other(f)	(1)	5	13	7
Total certain significant items—pre-tax	38	46	127	130
Income taxes(g)	6	13	25	36
Total certain significant items—net of tax	$32	$33	$102	$94

(a)
Represents restructuring charges incurred for our cost-reduction/productivity initiatives. For the three and nine months ended September 28, 2014, represents employee severance costs in Europe. For the nine months ended September 29, 2013, primarily represents a decrease in employee termination expenses relating to the reversal of a previously established termination reserve related to our operations in Europe. Included in Restructuring charges and certain acquisition-related costs.

(b)
Related to our cost-reduction/productivity initiatives. Included in Restructuring charges and certain acquisition-related costs for the nine months ended September 28, 2014. Included in Cost of sales ($1 million) and Selling, general and administrative expenses ($2 million) for the nine months ended September 29, 2013.

(c)
Included in Other (income)/deductions—net. For the three and nine months ended September 28, 2014, represents an impairment charge related to an IPR&D project acquired with the FDAH acquisition in 2009.

(d)
Included in Other (income)/deductions—net. For the nine months ended September 28, 2014, represents the Zoetis portion of a net gain on the sale of land by our Taiwan joint venture. For the nine months ended September 29, 2013, represents the net gain on the government-mandated sale of certain product rights in Brazil that were acquired with the FDAH acquisition in 2009.

(e)
Represents certain nonrecurring costs related to becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs. Included in Cost of sales ($3 million and $14 million), Selling, general and administrative expenses ($29 million and $90 million), and Other (income)/deductions—net ($0 million and $2 million) for the three and nine months ended September 28, 2014, respectively. Included in Cost of sales ($3 million and $18 million), Selling, general and administrative expenses ($38 million and $129 million), and Research and development expenses ($0 million and $5 million) for the three and nine months ended September 29, 2013, respectively.

(f)
For the nine months ended September 28, 2014, primarily includes a charge associated with a commercial settlement in Mexico ($13 million), partially offset by the insurance recovery ($1 million income). The nine months ended September 28, 2014 also includes a pension plan settlement charge related to the divestiture of a manufacturing plant ($4 million), partially offset by an insurance recovery of litigation related charges ($2 million income). For the three and nine months ended September 29, 2013, primarily includes litigation-related charges ($5 million) and charges related to transitional manufacturing purchase agreements associated with divestitures ($1 million).

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(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

			% Change
	Third Quarter		(Favorable)/Unfavorable
	2014	2013	Total	Foreign Exchange	Operational
Adjusted cost of sales	$429	$383	12%	(1)%	13%
as a percent of revenue	35.5%	34.7%	NA	NA	NA
Adjusted SG&A expenses	366	359	2%	—%	2%
Adjusted R&D expenses	93	91	2%	2%	—%
Adjusted net income attributable to Zoetis	207	172	20%	(1)%	21%

			% Change
	Nine Months		(Favorable)/Unfavorable
	2014	2013	Total	Foreign Exchange	Operational
Adjusted cost of sales	$1,209	$1,181	2%	(3)%	5%
as a percent of revenue	34.9%	35.7%	NA	NA	NA
Adjusted SG&A expenses	1,057	1,020	4%	(1)%	5%
Adjusted R&D expenses	271	272	—%	—%	—%
Adjusted net income attributable to Zoetis	587	529	11%	(2)%	13%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and nine months ended September 28, 2014 and September 29, 2013 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

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ZOETIS INC.
2014 GUIDANCE

Selected Line Items
Revenue	$4,700 to $4,750 million
Adjusted cost of sales as a percentage of revenue(a)	Approximately 35.5%
Adjusted SG&A expenses(a)	$1,460 to $1,480 million
Adjusted R&D expenses(a)	$385 to $395 million
Adjusted interest expense and other (income)/deductions(a)	Approximately $110 million
Effective tax rate on adjusted income(a)	Approximately 29%
Adjusted diluted EPS(a)	$1.50 to $1.54
Certain significant items(b) and acquisition-related costs	$180 to $195 million
Reported diluted EPS	$1.16 to $1.20

In updating our guidance for full-year 2014, we have considered current exchange rates and other factors.
A reconciliation of 2014 adjusted net income and adjusted diluted EPS guidance to 2014 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2014 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$750 - $770	~$1.50 - $1.54
Purchase accounting adjustments	~(30)	~(0.06)
Certain significant items(b) and acquisition-related costs	~(135 - 145)	~(0.27 - 0.29)
Reported net income attributable to Zoetis/diluted EPS guidance	~$580 - $600	~$1.16 - $1.20

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, certain legal registration and patent assignment costs, as well as, restructuring, certain legal and commercial settlements, and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2014	2013	Total	Foreign Exchange	Operational
Revenue:
Livestock	$790	$702	13%	—%	13%
Companion Animal	408	387	5%	—%	5%
Contract Manufacturing	12	14	(14)%	(3)%	(11)%
Total Revenue	$1,210	$1,103	10%	—%	10%

U.S.
Livestock	$308	$275	12%	—%	12%
Companion Animal	224	220	2%	—%	2%
Total U.S. Revenue	$532	$495	7%	—%	7%

EuAfME
Livestock	$199	$174	14%	1%	13%
Companion Animal	94	82	15%	4%	11%
Total EuAfME Revenue	$293	$256	14%	2%	12%

CLAR
Livestock	$146	$129	13%	(3)%	16%
Companion Animal	48	42	14%	(5)%	19%
Total CLAR Revenue	$194	$171	13%	(4)%	17%

APAC
Livestock	$137	$124	10%	1%	9%
Companion Animal	42	43	(2)%	(2)%	—%
Total APAC Revenue	$179	$167	7%	—%	7%

Livestock:
Cattle	$437	$387	13%	—%	13%
Swine	179	154	16%	(1)%	17%
Poultry	147	137	7%	—%	7%
Other	27	24	13%	—%	13%
Total Livestock Revenue	$790	$702	13%	—%	13%

Companion Animal:
Horses	$38	$37	3%	1%	2%
Dogs and Cats	370	350	6%	—%	6%
Total Companion Animal Revenue	$408	$387	5%	—%	5%

(a)
For a description of each segment, see Note 18A to Zoetis's consolidated and combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2013. Beginning in the first quarter of 2014, contract manufacturing is presented separately and we have revised our segment results for the comparable 2013 period.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2014	2013	Total	Foreign Exchange	Operational
Revenue:
Livestock	$2,199	$2,072	6%	(2)%	8%
Companion Animal	1,227	1,198	2%	(1)%	3%
Contract Manufacturing	39	37	5%	3%	2%
Total Revenue	$3,465	$3,307	5%	(1)%	6%

U.S.
Livestock	$795	$724	10%	—%	10%
Companion Animal	675	662	2%	—%	2%
Total U.S. Revenue	$1,470	$1,386	6%	—%	6%

EuAfME
Livestock	$573	$547	5%	1%	4%
Companion Animal	274	254	8%	4%	4%
Total EuAfME Revenue	$847	$801	6%	2%	4%

CLAR
Livestock	$437	$421	4%	(9)%	13%
Companion Animal	139	134	4%	(8)%	12%
Total CLAR Revenue	$576	$555	4%	(8)%	12%

APAC
Livestock	$394	$380	4%	(3)%	7%
Companion Animal	139	148	(6)%	(5)%	(1)%
Total APAC Revenue	$533	$528	1%	(4)%	5%

Livestock:
Cattle	$1,207	$1,132	7%	(2)%	9%
Swine	496	463	7%	(2)%	9%
Poultry	428	412	4%	(3)%	7%
Other	68	65	5%	(2)%	7%
Total Livestock Revenue	$2,199	$2,072	6%	(2)%	8%

Companion Animal:
Horses	$127	$124	2%	(2)%	4%
Dogs and Cats	1,100	1,074	2%	(1)%	3%
Total Companion Animal Revenue	$1,227	$1,198	2%	(1)%	3%

(a)
For a description of each segment, see Note 18A to Zoetis's consolidated and combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2013. Beginning in the first quarter of 2014, contract manufacturing is presented separately and we have revised our segment results for the comparable 2013 period.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT EARNINGS(a)
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2014	2013	Total	Foreign Exchange	Operational
U.S.	$313	$285	10%	—%	10%
EuAfME	116	90	29%	1%	28%
CLAR	68	56	21%	2%	19%
APAC	71	57	25%	1%	24%
Total Reportable Segments	568	488	16%	—%	16%

Other business activities(b)	(75)	(78)	(4)%
Reconciling Items:
Corporate(c)	(145)	(139)	4%
Purchase accounting adjustments(d)	(13)	(12)	8%
Acquisition-related costs(e)	(1)	(1)	—%
Certain significant items(f)	(38)	(46)	(17)%
Other unallocated(g)	(58)	(27)	*
Total Earnings(h)	$238	$185	29%

	Nine Months		% Change
	2014	2013	Total	Foreign Exchange	Operational
U.S.	$849	$773	10%	—%	10%
EuAfME	331	297	11%	—%	11%
CLAR	220	186	18%	3%	15%
APAC	209	203	3%	(7)%	10%
Total Reportable Segments	1,609	1,459	10%	(1)%	11%

Other business activities(b)	(221)	(225)	(2)%
Reconciling Items:
Corporate(c)	(398)	(392)	2%
Purchase accounting adjustments(d)	(38)	(37)	3%
Acquisition-related costs(e)	(5)	(17)	(71)%
Certain significant items(f)	(127)	(130)	(2)%
Other unallocated(g)	(155)	(94)	65%
Total Earnings(h)	$665	$564	18%

*Calculation not meaningful

(a)
For a description of each segment, see Note 18A to Zoetis's consolidated and combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2013. Beginning in the first quarter of 2014, contract manufacturing is included in other business activities and we have revised our segment results for the comparable 2013 period.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

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(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing operations not directly attributable to an operating segment.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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